EXHIBIT 99.1

First Financial Bancorp Reports Third Quarter 2014
Financial Results and Announces Dividend Increase

Cincinnati, Ohio - October 30, 2014 - First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today financial and operational results for the third quarter 2014.

Third quarter net income was $15.3 million and earnings per diluted common share were $0.26. This compares with second quarter net income of $16.0 million and earnings per diluted common share of $0.28 and third quarter 2013 net income of $14.9 million and earnings per diluted common share of $0.26.

▪	Continued solid quarterly performance

•	Quarterly results included several acquisition-related items and other items not expected to recur which reduced pre-tax income by $5.1 million or approximately $0.05 per diluted share after taxes

•	Return on average assets of 0.88%; 1.07% as adjusted for acquisition-related and other items

•	Return on average tangible common equity of 10.15%; 12.39% as adjusted for acquisition-related and other items

▪	Board of directors announces 6.7% increase in the quarterly dividend to $0.16 per share

•	Earnings consistency provides capacity to support higher payout

•	Robust capital levels still allow ability to take advantage of strategic opportunities

•	Begins with next regularly scheduled dividend, payable on January 2, 2015 to shareholders of record as of November 28, 2014

▪	Entered the attractive Columbus, Ohio market

•	Completed acquisitions of The First Bexley Bank, Insight Bank and The Guernsey Bank

•	5 acquired banking centers

•	Total acquired loans of $606.3 million, net of estimated fair value marks

•	Total acquired deposits of $568.6 million, net of estimated fair value marks

▪	Annualized total loan growth, excluding loans acquired during the quarter, of 14.6% on a period-end basis

•	Strong performance in specialty finance, traditional C&I / owner occupied CRE and franchise lending

▪	Quarterly net interest margin of 3.66%, a decline of 4 bps compared to the linked quarter

•	Negative impact of covered loan balance decline partially offset by the positive impact from acquired loans, improved loan yields and fee income

Claude Davis, President and Chief Executive Officer, commented, “It was an exciting quarter for First Financial as we expanded into the attractive Columbus, Ohio market through the completion of The First

Bexley Bank, Insight Bank and The Guernsey Bank acquisitions, adding $606.3 million of loans and $568.6 million of deposits to our balance sheet. We were pleased to welcome our new associates and new clients from those institutions during the quarter and we continue to be extremely excited about the opportunity to introduce the First Financial brand of community banking to Central Ohio.

"Our financial results for the third quarter reflect continued solid organic loan growth during the period as well as the benefits of our expansion into the Columbus market. While reported earnings were impacted by acquisition-related expenses as well as costs associated with our ongoing efficiency plans and other items not expected to recur, we continued to execute on our community bank business model and leverage our diversified credit suite to generate consistent earning asset growth.

"We were very pleased with our asset generation this quarter as period-end loans, excluding loans acquired during the period, increased $147.7 million, or 14.6% on an annualized basis, compared to the linked quarter. Almost all lending areas of the Company contributed to the quarterly growth, led by strong performance in our specialty finance and traditional C&I / owner occupied CRE portfolios.

“And finally, the close of the third quarter brought about the expiration of the five-year loss sharing coverage period on commercial assets acquired in our 2009 FDIC-assisted transactions. While loss sharing coverage has certainly provided us with an added layer of loss protection over the past five years, we remain pleased with our covered asset resolution efforts and feel we are well-positioned to manage the risk associated with the remaining commercial assets post loss sharing protection."

NET INTEREST INCOME AND NET INTEREST MARGIN
Net interest income for the third quarter was $58.4 million as compared to $54.3 million for the second quarter 2014 and $55.8 million for the third quarter 2013. Compared to the linked quarter, total interest income increased $4.7 million, or 7.9%, while total interest expense increased $0.6 million, or 13.7%. Net interest margin was 3.66% for the third quarter, compared to 3.70% for the second quarter 2014 and 3.91% for the third quarter 2013.

Interest income earned on loans increased $4.8 million, or 9.9%, compared to the prior quarter. The increase in interest income earned on loans was driven by a $408.3 million, or 11.3%, increase in average uncovered loan balances as a result of the Columbus acquisitions as well as strong, organic loan growth during the period. Additionally, the yield on the uncovered portfolio during the quarter was approximately 4.35%, a 9 bp increase compared to the linked quarter. The impact on net interest income from the growth in average uncovered loans, as well as modestly higher loan fees, was partially offset by a $36.7 million, or 9.5%, decline in average covered loan balances during the quarter.

Interest income earned from investment securities was essentially unchanged compared to the prior quarter as an increase in average balances of $54.1 million, or 3.0%, was offset by a 10 bp decline in the yield earned on the portfolio to 2.37%.

The increase in total interest expense was due to a $209.0 million, or 5.5%, increase in average interest-bearing deposits as well as a 3 bp increase in the related cost of funds on interest-bearing deposits to 41 bps as a result of funding strategies and the Columbus acquisitions during the quarter. Average borrowed funds increased $150.3 million, or 20.2%, compared to the linked quarter and the related cost of funds was 36 bps.

NONINTEREST INCOME
The following table presents noninterest income for the three months ended September 30, 2014 and for the trailing four quarters, adjusted to exclude the impact of covered loan activity and other select items on the Company's reported balance.

Table I
	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2014	2014	2014	2013	2013

Total noninterest income	$16,511	$16,337	$14,175	$13,043	$22,291
Selected components of noninterest income
Accelerated discount on covered loans [1]	789	621	1,015	1,572	1,711
FDIC loss sharing income	(192)	1,108	(508)	(3,385)	5,555
Gain on sale of investment securities	—	—	50	—	—
Other items not expected to recur	97	—	—	—	—
Total noninterest income excluding items noted above	$15,817	$14,608	$13,618	$14,856	$15,025

[1] Net of the related valuation adjustment on the FDIC indemnification asset

Excluding the items highlighted in Table I, noninterest income earned in the third quarter was $15.8 million compared to $14.6 million in the second quarter 2014 and $15.0 million in the third quarter 2013. The $1.2 million increase compared to the linked quarter was driven by a $0.9 million, or 125.2%, increase in net gains on sales of loans as well as a $0.2 million increase in other noninterest income during the period. The increase in net gains on sales of loans during the third quarter was driven by a 119.4% increase in the amount of residential mortgage loans sold as compared to the linked quarter, reflecting strong mortgage origination activity as well as the impact of Columbus loan origination and sale

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activity during the period. The increase in other noninterest income during the third quarter was driven primarily by an increase in fee income related to the Company's client derivative program.

NONINTEREST EXPENSE
The following table presents noninterest expense for the three months ended September 30, 2014 and for the trailing four quarters, adjusted to exclude the impact of covered asset activity and other select items on the Company's reported balance.

Table II
	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2014	2014	2014	2013	2013

Total noninterest expense	$51,419	$47,111	$47,842	$70,285	$48,801
Selected components of noninterest expense
Loss (gain) - covered real estate owned	(1,433)	398	33	946	204
Loss sharing expense	1,002	1,465	1,569	1,495	1,724
Pension settlement charges	—	—	—	462	1,396
Expenses associated with efficiency initiative	309	(59)	350	1,450	1,051
FDIC indemnification asset valuation adjustment	—	—	—	22,417	—
Acquisition-related expenses	4,182	517	620	284	—
Other items not expected to recur	728	—	465	—	—
Total noninterest expense excluding items noted above	$46,631	$44,790	$44,805	$43,231	$44,426

FDIC loss share support [1]	$662	$630	$862	$844	$841

[1]  Represents direct expenses associated with credit management and loan administration related to covered assets as well as compliance with FDIC loss sharing agreements; included in total noninterest expense excluding the items noted above and comprised of several noninterest expense line items

Excluding the items highlighted in Table II, noninterest expense was $46.6 million in the third quarter of 2014, $44.8 million in the second quarter of 2014 and $44.4 million in the third quarter 2013. The $1.8 million increase compared to the linked quarter was primarily due to the addition of the Columbus, Ohio operations during the quarter. Higher compensation and employee benefit costs, as well as OREO-related expenses, were partially offset by lower occupancy costs during the third quarter. OREO-related costs primarily resulted from valuation adjustments during the period. Lower occupancy costs are a result of the Company's ongoing efficiency efforts.

Acquisition-related expenses during the period included $1.8 million of personnel costs, $1.6 million of data processing related expenses, $0.5 million of professional services expenses, $0.2 million of equipment and other miscellaneous expenses. Other items not expected to recur from the third quarter 2014 consist of $0.4 million of office relocation expenses as well as a $0.4 million wealth management settlement.

INCOME TAXES
For the third quarter, income tax expense was $7.2 million, resulting in an effective tax rate of 32.0%, compared with income tax expense of $8.0 million and an effective tax rate of 33.3% during the second quarter 2014 and income tax expense of $7.6 million and an effective tax rate of 33.9% during the third quarter 2013. While the effective tax rate may fluctuate from quarter to quarter due to tax jurisdiction changes and the level of tax-enhanced assets, the overall effective tax rate for the full year is expected to be in the range of approximately 32.0% - 34.0%.

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CREDIT QUALITY - EXCLUDING COVERED ASSETS
The following table presents certain credit quality metrics related to the Company's uncovered loan portfolio as of September 30, 2014 and the trailing four quarters.

Table III
	As of or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2014	2014	2014	2013	2013

Total nonaccrual loans [1]	$41,646	$32,418	$35,334	$37,605	$57,926
Troubled debt restructurings - accruing	13,369	12,607	13,400	15,094	16,278
Total nonperforming loans	55,015	45,025	48,734	52,699	74,204
Total nonperforming assets	66,331	58,395	61,477	72,505	86,008
Nonperforming assets as a % of:
Period-end loans plus OREO	1.49%	1.59%	1.70%	2.06%	2.50%
Total assets	0.90%	0.89%	0.95%	1.13%	1.38%
Nonperforming assets ex. accruing TDRs as a % of:
Period-end loans plus OREO	1.19%	1.25%	1.33%	1.63%	2.03%
Total assets	0.72%	0.70%	0.74%	0.89%	1.12%
Nonperforming loans as a % of total loans	1.24%	1.23%	1.35%	1.50%	2.16%
Provision for loan and lease losses - uncovered	$1,093	$29	$1,159	$1,851	$1,413
Allowance for uncovered loan & lease losses	$42,454	$42,027	$43,023	$43,829	$45,514
Allowance for loan & lease losses as a % of:
Total loans	0.95%	1.15%	1.19%	1.25%	1.33%
Nonaccrual loans	101.9%	129.6%	121.8%	116.6%	78.6%
Nonperforming loans	77.2%	93.3%	88.3%	83.2%	61.3%
Total net charge-offs	$666	$1,025	$1,965	$3,536	$2,946
Annualized net-charge-offs as a % of average
loans & leases	0.07%	0.11%	0.23%	0.41%	0.34%

[1] Includes nonaccrual troubled debt restructurings

Net Charge-offs
For the third quarter, net charge-offs totaled $0.7 million, a decline of $0.4 million, or 35.0%, compared to the linked quarter.

Nonperforming Assets
Nonaccrual loans, including nonaccrual troubled debt restructurings, increased $9.2 million, or 28.5%, to $41.6 million as of September 30, 2014 from $32.4 million as of June 30, 2014. Contributing to the increase was a single commercial real estate relationship totaling $6.6 million as well as $4.3 million of nonperforming loans, net of estimated fair value marks, from the Columbus acquisitions during the period.

Accruing troubled debt restructurings increased $0.8 million, or 6.0%, to $13.4 million as of September 30, 2014 from $12.6 million as of June 30, 2014. The increase in accruing troubled debt restructurings during the third quarter was primarily related to the addition of five commercial credits totaling $0.8 million.

OREO declined $2.1 million, or 15.4%, to $11.3 million during the third quarter as $2.3 million of sales and $0.8 million of valuation adjustments were partially offset by $1.1 million of additions during the period, including $0.5 million of additions from the Columbus acquisitions.

Classified assets increased $2.1 million, or 2.0%, to $105.9 million as of September 30, 2014 from $103.8 million as of June 30, 2014 due to $7.8 million of additions from the Columbus acquisitions during

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the period, net of estimated fair value marks. Classified assets are defined by the Company as nonperforming assets plus performing loans internally rated substandard or worse.

Delinquent Loans
As of September 30, 2014, loans 30-to-89 days past due totaled $12.1 million, or 0.27% of period-end loans, compared to $5.7 million, or 0.16%, as of June 30, 2014 and $10.4 million, or 0.30%, as of September 30, 2013. The $6.3 million, or 110.2%, increase during the third quarter was driven primarily by a $5.4 million increase in delinquent commercial and commercial real estate loans during the period, including $0.7 million from the Columbus acquisitions.

Provision for Loan & Lease Losses
Third quarter provision expense related to uncovered loans and leases was $1.1 million as compared to $29 thousand for the linked quarter and $1.4 million for the third quarter 2013. Provision expense is a result of the Company’s modeling efforts to estimate the period-end allowance for loan and lease losses. The allowance for loan and lease losses as a percentage of period-end loans was 0.95% as of September 30, 2014, compared to 1.15% as of June 30, 2014. Excluding loans acquired during the period, as those loans are recorded at their estimated fair value through purchase accounting and have no associated allowance, the allowance for loan and lease losses as a percentage of period-end loans would have been more consistent with the linked quarter.

LOANS
The following table presents the loan portfolio as of September 30, 2014, June 30, 2014 and September 30, 2013.

Table IV
	As of
	September 30, 2014		June 30, 2014		September 30, 2013
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total

Commercial	$1,304,782	29.3%	$1,143,693	31.2%	$960,016	28.0%
Real estate - construction	193,776	4.4%	113,682	3.1%	90,089	2.6%
Real estate - commercial	1,952,055	43.9%	1,491,731	40.7%	1,493,969	43.5%
Real estate - residential	426,558	9.6%	372,601	10.2%	352,830	10.3%
Installment	47,561	1.1%	43,338	1.2%	49,273	1.4%
Home equity	416,099	9.4%	380,746	10.4%	373,839	10.9%
Credit card	35,925	0.8%	35,656	1.0%	34,285	1.0%
Lease financing	73,216	1.6%	81,212	2.2%	76,615	2.2%
Total loans, excluding covered loans	$4,449,972	100.0%	$3,662,659	100.0%	$3,430,916	100.0%

Covered Loans	$332,265		$365,603		$518,524
Total loans	$4,782,237		$4,028,262		$3,949,440

Total loans were $4.8 billion as of September 30, 2014, increasing $754.0 million, or 18.7%, compared to the linked quarter and $832.8 million, or 21.1%, compared to September 30, 2013. The increase relative to the linked quarter was driven by the addition of $606.3 million of loan balances, net of estimated fair value marks, from the Columbus acquisitions that closed in August as well as strong loan origination activity during the third quarter. Excluding loans acquired during the quarter, loans balances increased $147.7 million, or 14.6% on an annualized basis, compared to the linked quarter.

Covered loans totaled $332.3 million as of September 30, 2014, declining $33.3 million, or 9.1%, compared to the linked quarter and $186.3 million, or 35.9%, compared to September 30, 2013. The

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Company’s loss sharing indemnification from the FDIC related to non-single-family loans expired effective October 1, 2014 and, as a result, approximately $190.3 million, or 57.3%, of the Company's $332.3 million covered loan portfolio were no longer covered by FDIC loss sharing effective that date. The loss sharing protection related to the remaining single-family portfolio of approximately $142.0 million will expire in the third quarter 2019.

INVESTMENTS
The following table presents a summary of the total investment portfolio at September 30, 2014.

Table V
	As of September 30, 2014
	Held-to-	Available-for-			Percent
(Dollars in thousands)	Maturity	Sale	Other	Total	of Portfolio

Debt obligations of the U.S. Government	$—	$20,207	$—	$20,207	1.1%
Debt obligations of U.S. Government Agency	17,917	12,270	—	30,187	1.6%
Residential Mortgage Backed Securities
Pass-through securities:
Agency fixed rate	77,000	95,964	—	172,964	9.2%
Agency adjustable rate	146,845	38,186	—	185,031	9.8%
Non-Agency fixed rate		8,917	—	8,917	0.5%
Collateralized mortgage obligations:
Agency fixed rate	334,700	256,862	—	591,562	31.4%
Agency variable rate		110,378	—	110,378	5.9%
Agency collateralized and insured municipal securities	84,986	108,513	—	193,499	10.3%
Commercial mortgage backed securities	231,810	121,655	—	353,465	18.8%
Municipal bond securities	2,467	21,677	—	24,144	1.3%
Corporate securities	4,796	69,809	—	74,605	4.0%
Asset-backed securities	—	56,882	—	56,882	3.0%
Regulatory stock	—		45,025	45,025	2.4%
Other	—	8,274	4,961	13,235	0.7%
	$900,521	$929,594	$49,986	$1,880,101	100.0%

The investment portfolio increased $35.2 million, or 1.9%, to $1.9 billion during the third quarter as $61.0 million of purchases and $30.8 million of securities acquired in the Columbus acquisitions were partially offset by amortizations and other portfolio reductions. As of September 30, 2014, the overall duration of the investment portfolio decreased to 3.7 years compared to 3.9 years as of June 30, 2014. The yield earned on the portfolio during the quarter decreased 10 bps to 2.37% from 2.47% for the linked quarter, driven by lower reinvestment rates, higher prepayment speeds on mortgage-related assets and other duration management actions. The net unrealized loss included in accumulated other comprehensive loss related to the investment portfolio was relatively unchanged during the quarter, increasing from $6.0 million as of June 30, 2014 to $6.2 million as of September 30, 2014.

DEPOSITS
Total deposits were $5.5 billion as of September 30, 2014, increasing $657.9 million, or 13.5%, compared to the linked quarter. Average total deposits were $5.2 billion as of September 30, 2014, increasing $277.5 million, or 5.6%, compared to the linked quarter. The increases in period-end and average deposits were driven by $568.6 million of deposits, net of estimated fair value marks, from the Columbus acquisitions as well as strong growth in interest-bearing demand deposits during the quarter.

Non-time deposit balances totaled $4.3 billion as of September 30, 2014, increasing $383.7 million, or 9.8%, compared to the linked quarter. The average balance of non-time deposits totaled $4.1 billion as of September 30, 2014, increasing $114.2 million, or 2.9%, compared to the linked quarter.

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Time deposit balances increased $274.2 million, or 28.2%, to $1.2 billion as of September 30, 2014. Average time deposit balances totaled $1.1 billion as of September 30, 2014, increasing $163.2 million, or 17.0%, compared to the linked quarter.

The Company’s total cost of deposit funding, inclusive of noninterest-bearing balances, was 32 bps for the quarter, representing an increase of 3 bps compared to the prior quarter and 8 bps compared to the third quarter 2013.

CAPITAL MANAGEMENT
The following table presents First Financial's regulatory and other capital ratios as of September 30, 2014, June 30, 2014 and September 30, 2013.

Table VI
	As of
	September 30,	June 30,	September 30,
	2014	2014	2013

Leverage Ratio	9.70%	9.99%	10.29%
Tier 1 Capital Ratio	12.74%	14.34%	15.26%
Total Risk-Based Capital Ratio	13.80%	15.59%	16.53%
Ending tangible shareholders' equity
to ending tangible assets	8.71%	9.39%	9.60%
Ending tangible common shareholders'
equity to ending tangible assets	8.71%	9.39%	9.60%

Tangible book value per share	$10.23	$10.49	$10.24

Shareholders’ equity increased $68.1 million during the quarter as a result of stock issued in conjunction with the Columbus acquisitions and net income for the quarter, partially offset by declared dividends. The Company’s Tier I and total risk-based capital ratios declined during the quarter due primarily to an increase in risk-weighted assets resulting from the acquisitions during the period as well as uncovered loan growth. The Company’s tangible common equity ratio declined during the quarter due to the impact from acquisitions as the increase in tangible assets outweighed the increase in tangible common equity from the common shares issued in conjunction with the acquisitions. The Company's leverage ratio decreased primarily as a result of the overall growth in the balance sheet during the quarter. Regulatory capital ratios as of September 30, 2014 are considered preliminary pending the filing of the Company’s regulatory reports.

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Teleconference / Webcast Information
First Financial’s executive management will host a conference call to discuss the Company’s financial and operating results on Friday, October 31, 2014 at 8:30 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (877) 506-6873 (U.S. toll free), (855) 669-9657 (Canada toll free) or +1 (412) 380-2003 (International) (no passcode required). The number should be dialed five to ten minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com. A replay of the conference call will be available beginning one hour after the completion of the live call through November 17, 2014 at (877) 344-7529 (U.S. toll free), (855) 669-9658 (Canada toll free) and +1 (412) 317-0088 (International); conference number 10045038. The webcast will be archived on the Investor Relations section of the Company’s website through October 31, 2015.

Press Release and Additional Information on Website
This press release as well as supplemental information and any non-GAAP reconciliations related to this release is available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com/investor.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of September 30, 2014, the Company had $7.4 billion in assets, $4.8 billion in loans, $5.5 billion in deposits and $774 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its four lines of business: commercial, consumer, wealth management and mortgage. The commercial, consumer and mortgage units provide traditional banking services to business and retail clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.4 billion in assets under management as of September 30, 2014. The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 106 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

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Forward-Looking Statement
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to: economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); management’s ability to effectively execute its business plan; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; the effect of changes in accounting policies and practices; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as its other filings with the SEC, for a more detailed discussion of these risks, uncertainties and other factors that could cause actual results to differ from those discussed in the forward-looking statements. Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

Contact Information
Investors/Analysts                    Media
John Gavigan                        Jenny Keighley
Corporate Controller and Investor Relations        Assistant Vice President, Media Relations Manager
(513) 979-5813                        (513) 979-5582
john.gavigan@bankatfirst.com                jennifer.keighley@bankatfirst.com

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Selected Financial Information
September 30, 2014
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,					Nine months ended,
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,
	2014	2014	2014	2013	2013	2014	2013
RESULTS OF OPERATIONS
Net income	$15,344	$15,953	$15,104	$3,785	$14,911	$46,401	$44,564
Net earnings per share - basic	$0.26	$0.28	$0.26	$0.07	$0.26	$0.80	$0.78
Net earnings per share - diluted	$0.26	$0.28	$0.26	$0.07	$0.26	$0.79	$0.77
Dividends declared per share	$0.15	$0.15	$0.15	$0.15	$0.27	$0.45	$0.79

KEY FINANCIAL RATIOS
Return on average assets	0.88%	0.99%	0.96%	0.24%	0.96%	0.94%	0.95%
Return on average shareholders' equity	8.16%	9.19%	8.95%	2.15%	8.53%	8.75%	8.49%
Return on average tangible shareholders' equity	10.15%	10.73%	10.49%	2.51%	10.00%	11.02%	9.92%

Net interest margin	3.66%	3.70%	3.82%	3.90%	3.91%	3.73%	3.99%
Net interest margin (fully tax equivalent) (1)	3.71%	3.76%	3.87%	3.94%	3.95%	3.78%	4.03%

Ending shareholders' equity as a percent of ending assets	10.52%	10.78%	10.64%	10.63%	11.07%	10.52%	11.07%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets	8.71%	9.39%	9.23%	9.20%	9.60%	8.71%	9.60%
Risk-weighted assets	12.07%	13.56%	13.50%	13.59%	14.27%	12.06%	14.27%

Average shareholders' equity as a percent of average assets	10.75%	10.79%	10.69%	11.23%	11.19%	10.75%	11.15%
Average tangible shareholders' equity as a percent of
average tangible assets	8.83%	9.38%	9.27%	9.77%	9.71%	8.73%	9.69%

Book value per share	$12.61	$12.23	$11.98	$11.86	$11.99	$12.61	$11.99
Tangible book value per share	$10.23	$10.49	$10.24	$10.10	$10.24	$10.23	$10.24

Tier 1 Ratio (2)	12.74%	14.34%	14.42%	14.61%	15.26%	12.74%	15.26%
Total Capital Ratio (2)	13.80%	15.59%	15.67%	15.88%	16.53%	13.80%	16.53%
Leverage Ratio (2)	9.70%	9.99%	9.94%	10.11%	10.29%	9.70%	10.29%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$4,052,697	$3,637,458	$3,532,311	$3,450,069	$3,410,102	$3,742,728	$3,310,619
Covered loans and FDIC indemnification asset	378,944	421,603	478,326	568,385	655,654	425,927	750,897
Investment securities	1,865,241	1,811,175	1,807,571	1,654,374	1,589,666	1,828,207	1,710,310
Interest-bearing deposits with other banks	29,433	10,697	2,922	4,906	4,010	14,448	6,989
Total earning assets	$6,326,315	$5,880,933	$5,821,130	$5,677,734	$5,659,432	$6,011,310	$5,778,815
Total assets	$6,937,283	$6,454,252	$6,399,235	$6,232,971	$6,193,722	$6,598,894	$6,297,735
Noninterest-bearing deposits	$1,179,207	$1,110,697	$1,096,509	$1,129,097	$1,072,259	$1,129,107	$1,061,850
Interest-bearing deposits	4,041,255	3,832,295	3,695,177	3,720,809	3,654,311	3,857,510	3,743,721
Total deposits	$5,220,462	$4,942,992	$4,791,686	$4,849,906	$4,726,570	$4,986,617	$4,805,571
Borrowings	$896,328	$745,990	$842,479	$583,522	$667,706	$828,463	$682,116
Shareholders' equity	$745,729	$696,609	$684,332	$700,063	$693,158	$709,115	$701,884

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance to ending loans	0.95%	1.15%	1.19%	1.25%	1.33%	0.95%	1.33%
Allowance to nonaccrual loans	101.94%	129.64%	121.76%	116.55%	78.57%	101.94%	78.57%
Allowance to nonperforming loans	77.17%	93.34%	88.28%	83.17%	61.34%	77.17%	61.34%
Nonperforming loans to total loans	1.24%	1.23%	1.35%	1.50%	2.16%	1.24%	2.16%
Nonperforming assets to ending loans, plus OREO	1.49%	1.59%	1.70%	2.06%	2.50%	1.49%	2.50%
Nonperforming assets to total assets	0.90%	0.89%	0.95%	1.13%	1.38%	0.90%	1.38%
Net charge-offs to average loans (annualized)	0.07%	0.11%	0.23%	0.41%	0.34%	0.13%	0.37%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(2) September 30, 2014 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended,			Nine months ended,
	Sep. 30,			Sep. 30,
	2014	2013	% Change	2014	2013	% Change
Interest income
Loans, including fees	$53,725	$52,908	1.5%	$151,749	$163,955	(7.4)%
Investment securities
Taxable	10,227	8,267	23.7%	31,019	24,938	24.4%
Tax-exempt	894	541	65.2%	2,500	1,681	48.7%
Total investment securities interest	11,121	8,808	26.3%	33,519	26,619	25.9%
Other earning assets	(1,455)	(2,185)	(33.4)%	(4,162)	(5,213)	(20.2)%
Total interest income	63,391	59,531	6.5%	181,106	185,361	(2.3)%

Interest expense
Deposits	4,218	2,856	47.7%	11,140	10,000	11.4%
Short-term borrowings	354	286	23.8%	975	920	6.0%
Long-term borrowings	456	617	(26.1)%	1,505	1,925	(21.8)%
Total interest expense	5,028	3,759	33.8%	13,620	12,845	6.0%
Net interest income	58,363	55,772	4.6%	167,486	172,516	(2.9)%
Provision for loan and lease losses - uncovered	1,093	1,413	(22.6)%	2,281	6,863	(66.8)%
Provision for loan and lease losses - covered	(200)	5,293	(103.8)%	(2,805)	6,052	(146.3)%
Net interest income after provision for loan and lease losses	57,470	49,066	17.1%	168,010	159,601	5.3%

Noninterest income
Service charges on deposit accounts	5,263	5,447	(3.4)%	15,172	15,369	(1.3)%
Trust and wealth management fees	3,207	3,366	(4.7)%	10,258	10,813	(5.1)%
Bankcard income	2,859	2,637	8.4%	8,101	8,215	(1.4)%
Net gains from sales of loans	1,660	751	121.0%	2,793	2,546	9.7%
Gain on sale of investment securities	0	0	N/M	50	1,724	(97.1)%
FDIC loss sharing income	(192)	5,555	103.5%	408	7,105	(94.3)%
Accelerated discount on covered loans	789	1,711	(53.9)%	2,425	5,581	(56.5)%
Other	2,925	2,824	3.6%	7,816	9,251	(15.5)%
Total noninterest income	16,511	22,291	(25.9)%	47,023	60,604	(22.4)%

Noninterest expenses
Salaries and employee benefits	28,686	23,834	20.4%	79,562	77,379	2.8%
Pension settlement charges	0	1,396	(100.0)%	0	5,712	(100.0)%
Net occupancy	4,577	5,101	(10.3)%	14,381	16,650	(13.6)%
Furniture and equipment	2,265	2,213	2.3%	6,325	6,834	(7.4)%
Data processing	4,393	2,584	70.0%	10,021	7,612	31.6%
Marketing	939	1,192	(21.2)%	2,555	3,271	(21.9)%
Communication	541	865	(37.5)%	1,726	2,479	(30.4)%
Professional services	1,568	1,528	2.6%	4,741	5,095	(6.9)%
State intangible tax	648	1,010	(35.8)%	1,936	3,028	(36.1)%
FDIC assessments	1,126	1,107	1.7%	3,334	3,380	(1.4)%
Loss (gain) - other real estate owned	844	184	358.7%	1,575	902	74.6%
Loss (gain) - covered other real estate owned	(1,433)	204	(802.5)%	(1,002)	(2,165)	(53.7)%
Loss sharing expense	1,002	1,724	(41.9)%	4,036	5,588	(27.8)%
Other	6,263	5,859	6.9%	17,182	19,425	(11.5)%
Total noninterest expenses	51,419	48,801	5.4%	146,372	155,190	(5.7)%
Income before income taxes	22,562	22,556	0.0%	68,661	65,015	5.6%
Income tax expense	7,218	7,645	(5.6)%	22,260	20,451	8.8%
Net income	$15,344	$14,911	2.9%	$46,401	$44,564	4.1%

ADDITIONAL DATA
Net earnings per share - basic	$0.26	$0.26		$0.80	$0.78
Net earnings per share - diluted	$0.26	$0.26		$0.79	$0.77
Dividends declared per share	$0.15	$0.27		$0.45	$0.79

Return on average assets	0.88%	0.96%		0.94%	0.95%
Return on average shareholders' equity	8.16%	8.53%		8.75%	8.49%

Interest income	$63,391	$59,531	6.5%	$181,106	$185,361	(2.3)%
Tax equivalent adjustment	818	516	58.5%	2,278	1,507	51.2%
Interest income - tax equivalent	64,209	60,047	6.9%	183,384	186,868	(1.9)%
Interest expense	5,028	3,759	33.8%	13,620	12,845	6.0%
Net interest income - tax equivalent	$59,181	$56,288	5.1%	$169,764	$174,023	(2.4)%

Net interest margin	3.66%	3.91%		3.73%	3.99%
Net interest margin (fully tax equivalent) (1)	3.71%	3.95%		3.78%	4.03%

Full-time equivalent employees	1,395	1,292

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2014
	Third	Second	First		% Change
	Quarter	Quarter	Quarter	YTD	Linked Qtr.
Interest income
Loans, including fees	$53,725	$48,877	$49,147	$151,749	9.9%
Investment securities
Taxable	10,227	10,355	10,437	31,019	(1.2)%
Tax-exempt	894	796	810	2,500	12.3%
Total investment securities interest	11,121	11,151	11,247	33,519	(0.3)%
Other earning assets	(1,455)	(1,301)	(1,406)	(4,162)	11.8%
Total interest income	63,391	58,727	58,988	181,106	7.9%

Interest expense
Deposits	4,218	3,606	3,316	11,140	17.0%
Short-term borrowings	354	292	329	975	21.2%
Long-term borrowings	456	525	524	1,505	(13.1)%
Total interest expense	5,028	4,423	4,169	13,620	13.7%
Net interest income	58,363	54,304	54,819	167,486	7.5%
Provision for loan and lease losses - uncovered	1,093	29	1,159	2,281	3,669.0%
Provision for loan and lease losses - covered	(200)	(413)	(2,192)	(2,805)	(51.6)%
Net interest income after provision for loan and lease losses	57,470	54,688	55,852	168,010	5.1%

Noninterest income
Service charges on deposit accounts	5,263	5,137	4,772	15,172	2.5%
Trust and wealth management fees	3,207	3,305	3,746	10,258	(3.0)%
Bankcard income	2,859	2,809	2,433	8,101	1.8%
Net gains from sales of loans	1,660	737	396	2,793	125.2%
Gain on sale of investment securities	0	0	50	50	N/M
FDIC loss sharing income	(192)	1,108	(508)	408	(117.3)%
Accelerated discount on covered loans	789	621	1,015	2,425	27.1%
Other	2,925	2,620	2,271	7,816	11.6%
Total noninterest income	16,511	16,337	14,175	47,023	1.1%

Noninterest expenses
Salaries and employee benefits	28,686	25,615	25,261	79,562	12.0%
Net occupancy	4,577	4,505	5,299	14,381	1.6%
Furniture and equipment	2,265	1,983	2,077	6,325	14.2%
Data processing	4,393	2,770	2,858	10,021	58.6%
Marketing	939	830	786	2,555	13.1%
Communication	541	562	623	1,726	(3.7)%
Professional services	1,568	1,449	1,724	4,741	8.2%
State intangible tax	648	644	644	1,936	0.6%
FDIC assessments	1,126	1,074	1,134	3,334	4.8%
Loss (gain) - other real estate owned	844	313	418	1,575	169.6%
Loss (gain) - covered other real estate owned	(1,433)	398	33	(1,002)	(460.1)%
Loss sharing expense	1,002	1,465	1,569	4,036	(31.6)%
Other	6,263	5,503	5,416	17,182	13.8%
Total noninterest expenses	51,419	47,111	47,842	146,372	9.1%
Income before income taxes	22,562	23,914	22,185	68,661	(5.7)%
Income tax expense	7,218	7,961	7,081	22,260	(9.3)%
Net income	$15,344	$15,953	$15,104	$46,401	(3.8)%

ADDITIONAL DATA
Net earnings per share - basic	$0.26	$0.28	$0.26	$0.80
Net earnings per share - diluted	$0.26	$0.28	$0.26	$0.79
Dividends declared per share	$0.15	$0.15	$0.15	$0.45

Return on average assets	0.88%	0.99%	0.96%	0.94%
Return on average shareholders' equity	8.16%	9.19%	8.95%	8.75%

Interest income	$63,391	$58,727	$58,988	$181,106	7.9%
Tax equivalent adjustment	818	758	702	2,278	7.9%
Interest income - tax equivalent	64,209	59,485	59,690	183,384	7.9%
Interest expense	5,028	4,423	4,169	13,620	13.7%
Net interest income - tax equivalent	$59,181	$55,062	$55,521	$169,764	7.5%

Net interest margin	3.66%	3.70%	3.82%	3.73%
Net interest margin (fully tax equivalent) (1)	3.71%	3.76%	3.87%	3.78%

Full-time equivalent employees	1,395	1,296	1,286

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2013
	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$52,351	$52,908	$55,022	$56,025	$216,306
Investment securities
Taxable	9,209	8,267	8,295	8,376	34,147
Tax-exempt	719	541	560	580	2,400
Total investment securities interest	9,928	8,808	8,855	8,956	36,547
Other earning assets	(2,432)	(2,185)	(1,556)	(1,472)	(7,645)
Total interest income	59,847	59,531	62,321	63,509	245,208

Interest expense
Deposits	3,247	2,856	3,284	3,860	13,247
Short-term borrowings	257	286	305	329	1,177
Long-term borrowings	539	617	654	654	2,464
Total interest expense	4,043	3,759	4,243	4,843	16,888
Net interest income	55,804	55,772	58,078	58,666	228,320
Provision for loan and lease losses - uncovered	1,851	1,413	2,409	3,041	8,714
Provision for loan and lease losses - covered	(5,857)	5,293	(8,283)	9,042	195
Net interest income after provision for loan and lease losses	59,810	49,066	63,952	46,583	219,411

Noninterest income
Service charges on deposit accounts	5,226	5,447	5,205	4,717	20,595
Trust and wealth management fees	3,506	3,366	3,497	3,950	14,319
Bankcard income	2,699	2,637	3,145	2,433	10,914
Net gains from sales of loans	604	751	1,089	706	3,150
Gain on sale of investment securities	0	0	188	1,536	1,724
FDIC loss sharing income	(3,385)	5,555	(7,384)	8,934	3,720
Accelerated discount on covered loans	1,572	1,711	1,935	1,935	7,153
Other	2,821	2,824	3,940	2,487	12,072
Total noninterest income	13,043	22,291	11,615	26,698	73,647

Noninterest expenses
Salaries and employee benefits	24,023	23,834	26,216	27,329	101,402
Pension settlement charges	462	1,396	4,316	0	6,174
Net occupancy	4,557	5,101	5,384	6,165	21,207
Furniture and equipment	2,136	2,213	2,250	2,371	8,970
Data processing	2,617	2,584	2,559	2,469	10,229
Marketing	999	1,192	1,182	897	4,270
Communication	728	865	781	833	3,207
Professional services	1,781	1,528	1,764	1,803	6,876
State intangible tax	901	1,010	1,004	1,014	3,929
FDIC assessments	1,121	1,107	1,148	1,125	4,501
Loss (gain) - other real estate owned	348	184	216	502	1,250
Loss (gain) - covered other real estate owned	946	204	(2,212)	(157)	(1,219)
Loss sharing expense	1,495	1,724	1,578	2,286	7,083
FDIC indemnification impairment	22,417	0	0	0	22,417
Other	5,754	5,859	7,097	6,469	25,179
Total noninterest expenses	70,285	48,801	53,283	53,106	225,475
Income before income taxes	2,568	22,556	22,284	20,175	67,583
Income tax expense	(1,217)	7,645	6,455	6,351	19,234
Net income	$3,785	$14,911	$15,829	$13,824	$48,349

ADDITIONAL DATA
Net earnings per share - basic	$0.07	$0.26	$0.28	$0.24	$0.84
Net earnings per share - diluted	$0.07	$0.26	$0.27	$0.24	$0.83
Dividends declared per share	$0.15	$0.27	$0.24	$0.28	$0.94

Return on average assets	0.24%	0.96%	1.01%	0.88%	0.77%
Return on average shareholders' equity	2.15%	8.53%	9.02%	7.91%	6.89%

Interest income	$59,847	$59,531	$62,321	$63,509	$245,208
Tax equivalent adjustment	635	516	514	477	2,142
Interest income - tax equivalent	60,482	60,047	62,835	63,986	247,350
Interest expense	4,043	3,759	4,243	4,843	16,888
Net interest income - tax equivalent	$56,439	$56,288	$58,592	$59,143	$230,462

Net interest margin	3.90%	3.91%	4.02%	4.04%	3.97%
Net interest margin (fully tax equivalent) (1)	3.94%	3.95%	4.06%	4.07%	4.01%

Full-time equivalent employees	1,306	1,292	1,338	1,385

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	% Change	% Change
	2014	2014	2014	2013	2013	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$121,360	$123,160	$161,515	$117,620	$177,698	(1.5)%	(31.7)%
Interest-bearing deposits with other banks	22,365	39,237	9,681	25,830	10,414	(43.0)%	114.8%
Investment securities available-for-sale	929,594	897,715	862,526	913,601	854,747	3.6%	8.8%
Investment securities held-to-maturity	900,521	899,502	890,806	837,272	669,093	0.1%	34.6%
Other investments	49,986	47,640	47,659	47,427	75,945	4.9%	(34.2)%
Loans held for sale	16,816	13,108	6,171	8,114	10,704	28.3%	57.1%
Loans
Commercial	1,304,782	1,143,693	1,118,057	1,035,668	960,016	14.1%	35.9%
Real estate - construction	193,776	113,682	87,996	80,741	90,089	70.5%	115.1%
Real estate - commercial	1,952,055	1,491,731	1,513,891	1,496,987	1,493,969	30.9%	30.7%
Real estate - residential	426,558	372,601	360,671	352,931	352,830	14.5%	20.9%
Installment	47,561	43,338	44,911	47,133	49,273	9.7%	(3.5)%
Home equity	416,099	380,746	374,427	376,454	373,839	9.3%	11.3%
Credit card	35,925	35,656	34,458	35,592	34,285	0.8%	4.8%
Lease financing	73,216	81,212	79,792	80,135	76,615	(9.8)%	(4.4)%
Total loans, excluding covered loans	4,449,972	3,662,659	3,614,203	3,505,641	3,430,916	21.5%	29.7%
Less
Allowance for loan and lease losses	42,454	42,027	43,023	43,829	45,514	1.0%	(6.7)%
Net loans - uncovered	4,407,518	3,620,632	3,571,180	3,461,812	3,385,402	21.7%	30.2%
Covered loans	332,265	365,603	409,405	457,873	518,524	(9.1)%	(35.9)%
Less
Allowance for loan and lease losses	11,535	12,425	10,573	18,901	23,259	(7.2)%	(50.4)%
Net loans - covered	320,730	353,178	398,832	438,972	495,265	(9.2)%	(35.2)%
Net loans	4,728,248	3,973,810	3,970,012	3,900,784	3,880,667	19.0%	21.8%
Premises and equipment	141,851	133,418	135,105	137,110	139,125	6.3%	2.0%
Goodwill	137,458	95,050	95,050	95,050	95,050	44.6%	44.6%
Other intangibles	8,542	5,344	5,566	5,924	6,249	59.8%	36.7%
FDIC indemnification asset	24,160	30,420	39,003	45,091	78,132	(20.6)%	(69.1)%
Accrued interest and other assets	272,568	287,340	275,995	283,390	255,617	(5.1)%	6.6%
Total Assets	$7,353,469	$6,545,744	$6,499,089	$6,417,213	$6,253,441	12.3%	17.6%

LIABILITIES
Deposits
Interest-bearing demand	$1,214,726	$1,105,031	$1,102,029	$1,125,723	$1,068,067	9.9%	13.7%
Savings	1,827,590	1,656,798	1,639,495	1,612,005	1,593,895	10.3%	14.7%
Time	1,247,334	973,100	956,049	952,327	926,029	28.2%	34.7%
Total interest-bearing deposits	4,289,650	3,734,929	3,697,573	3,690,055	3,587,991	14.9%	19.6%
Noninterest-bearing	1,243,367	1,140,198	1,122,816	1,147,452	1,141,016	9.0%	9.0%
Total deposits	5,533,017	4,875,127	4,820,389	4,837,507	4,729,007	13.5%	17.0%
Federal funds purchased and securities sold
under agreements to repurchase	113,303	128,013	112,293	94,749	105,472	(11.5)%	7.4%
FHLB short-term borrowings	806,000	686,300	722,800	654,000	518,200	17.4%	55.5%
Total short-term borrowings	919,303	814,313	835,093	748,749	623,672	12.9%	47.4%
Long-term debt	52,656	59,693	60,163	60,780	61,088	(11.8)%	(13.8)%
Total borrowed funds	971,959	874,006	895,256	809,529	684,760	11.2%	41.9%
Accrued interest and other liabilities	74,581	90,780	92,097	88,016	147,635	(17.8)%	(49.5)%
Total Liabilities	6,579,557	5,839,913	5,807,742	5,735,052	5,561,402	12.7%	18.3%

SHAREHOLDERS' EQUITY
Common stock	574,209	574,206	573,243	577,076	577,429	0.0%	(0.6)%
Retained earnings	344,118	337,971	330,672	324,192	328,993	1.8%	4.6%
Accumulated other comprehensive loss	(20,888)	(21,569)	(27,648)	(31,281)	(29,294)	(3.2)%	(28.7)%
Treasury stock, at cost	(123,527)	(184,777)	(184,920)	(187,826)	(185,089)	(33.1)%	(33.3)%
Total Shareholders' Equity	773,912	705,831	691,347	682,161	692,039	9.6%	11.8%
Total Liabilities and Shareholders' Equity	$7,353,469	$6,545,744	$6,499,089	$6,417,213	$6,253,441	12.3%	17.6%

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages					Year-to-Date Averages
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,
	2014	2014	2014	2013	2013	2014	2013
ASSETS
Cash and due from banks	$125,528	$118,947	$123,583	$110,246	$120,154	$122,693	$117,252
Federal funds sold	8,795	0	0	0	0	2,964	0
Interest-bearing deposits with other banks	20,638	10,697	2,922	4,906	4,010	11,484	6,989
Investment securities	1,865,241	1,811,175	1,807,571	1,654,374	1,589,666	1,828,207	1,710,310
Loans held for sale	15,357	8,464	4,924	7,990	13,349	9,620	18,027
Loans
Commercial	1,196,075	1,117,483	1,062,225	986,438	937,939	1,125,751	902,071
Real estate - construction	152,359	97,052	83,095	79,194	93,103	111,089	89,406
Real estate - commercial	1,728,627	1,511,769	1,491,569	1,489,858	1,488,047	1,578,190	1,448,760
Real estate - residential	401,706	365,118	355,593	351,929	347,110	374,308	335,262
Installment	46,015	43,786	45,642	47,733	50,130	45,149	52,359
Home equity	399,922	378,010	374,503	374,919	371,072	384,238	368,036
Credit card	36,151	35,321	34,663	35,673	34,176	35,384	33,757
Lease financing	76,485	80,455	80,097	76,335	75,176	78,999	62,941
Total loans, excluding covered loans	4,037,340	3,628,994	3,527,387	3,442,079	3,396,753	3,733,108	3,292,592
Less
Allowance for loan and lease losses	42,611	43,559	44,273	46,531	49,451	43,475	49,677
Net loans - uncovered	3,994,729	3,585,435	3,483,114	3,395,548	3,347,302	3,689,633	3,242,915
Covered loans	350,894	387,616	434,527	490,072	573,243	390,706	650,105
Less
Allowance for loan and lease losses	13,086	11,590	17,629	21,733	31,208	14,085	39,670
Net loans - covered	337,808	376,026	416,898	468,339	542,035	376,621	610,435
Net loans	4,332,537	3,961,461	3,900,012	3,863,887	3,889,337	4,066,254	3,853,350
Premises and equipment	136,956	134,522	136,624	138,644	141,498	136,035	144,516
Goodwill	118,756	95,050	95,050	95,050	95,050	103,039	95,050
Other intangibles	7,138	5,445	5,723	6,075	6,428	6,107	6,865
FDIC indemnification asset	28,050	33,987	43,799	78,313	82,411	35,221	100,792
Accrued interest and other assets	278,287	274,504	279,027	273,486	251,819	277,270	244,584
Total Assets	$6,937,283	$6,454,252	$6,399,235	$6,232,971	$6,193,722	$6,598,894	$6,297,735

LIABILITIES
Deposits
Interest-bearing demand	$1,135,126	$1,169,350	$1,107,844	$1,150,275	$1,098,524	$1,137,540	$1,117,600
Savings	1,782,472	1,702,521	1,633,910	1,637,657	1,608,351	1,706,845	1,622,105
Time	1,123,657	960,424	953,423	932,877	947,436	1,013,125	1,004,016
Total interest-bearing deposits	4,041,255	3,832,295	3,695,177	3,720,809	3,654,311	3,857,510	3,743,721
Noninterest-bearing	1,179,207	1,110,697	1,096,509	1,129,097	1,072,259	1,129,107	1,061,850
Total deposits	5,220,462	4,942,992	4,791,686	4,849,906	4,726,570	4,986,617	4,805,571
Federal funds purchased and securities sold
under agreements to repurchase	125,094	123,682	110,533	107,738	114,505	119,823	118,097
FHLB short-term borrowings	710,879	562,466	671,579	414,892	483,937	648,452	491,328
Total short-term borrowings	835,973	686,148	782,112	522,630	598,442	768,275	609,425
Long-term debt	60,355	59,842	60,367	60,892	69,264	60,188	72,691
Total borrowed funds	896,328	745,990	842,479	583,522	667,706	828,463	682,116
Accrued interest and other liabilities	74,764	68,661	80,738	99,480	106,288	74,699	108,164
Total Liabilities	6,191,554	5,757,643	5,714,903	5,532,908	5,500,564	5,889,779	5,595,851

SHAREHOLDERS' EQUITY
Common stock	574,187	573,716	575,828	577,851	576,953	574,572	577,260
Retained earnings	340,680	332,944	324,875	337,034	329,518	332,891	330,059
Accumulated other comprehensive loss	(20,966)	(25,189)	(29,251)	(28,380)	(28,232)	(25,106)	(22,369)
Treasury stock, at cost	(148,172)	(184,862)	(187,120)	(186,442)	(185,081)	(173,242)	(183,066)
Total Shareholders' Equity	745,729	696,609	684,332	700,063	693,158	709,115	701,884
Total Liabilities and Shareholders' Equity	$6,937,283	$6,454,252	$6,399,235	$6,232,971	$6,193,722	$6,598,894	$6,297,735

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Quarterly Averages						Year-to-Date Averages
	Sep. 30, 2014		Jun. 30, 2014		Sep. 30, 2013		Sep. 30, 2014		Sep. 30, 2013
	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield
Earning assets
Investments:
Investment securities	$1,865,241	2.37%	$1,811,175	2.47%	$1,589,666	2.20%	$1,828,207	2.45%	$1,710,310	2.08%
Interest-bearing deposits with other banks	29,433	0.42%	10,697	0.45%	4,010	0.49%	14,448	0.49%	6,989	0.38%
Gross loans (2)	4,431,641	4.68%	4,059,061	4.70%	4,065,756	4.95%	4,168,655	4.73%	4,061,516	5.22%
Total earning assets	6,326,315	3.98%	5,880,933	4.01%	5,659,432	4.17%	6,011,310	4.03%	5,778,815	4.29%

Nonearning assets
Allowance for loan and lease losses	(55,697)		(55,149)		(80,659)		(57,560)		(89,347)
Cash and due from banks	125,528		118,947		120,154		122,693		117,252
Accrued interest and other assets	541,137		509,521		494,795		522,451		491,015
Total assets	$6,937,283		$6,454,252		$6,193,722		$6,598,894		$6,297,735

Interest-bearing liabilities
Deposits:
Interest-bearing demand	$1,135,126	0.11%	$1,169,350	0.11%	$1,098,524	0.12%	$1,137,540	0.11%	$1,117,600	0.11%
Savings	1,782,472	0.26%	1,702,521	0.23%	1,608,351	0.09%	1,706,845	0.23%	1,622,105	0.10%
Time	1,123,657	0.97%	960,424	0.98%	947,436	0.90%	1,013,125	0.96%	1,004,016	1.05%
Total interest-bearing deposits	4,041,255	0.41%	3,832,295	0.38%	3,654,311	0.31%	3,857,510	0.39%	3,743,721	0.36%
Borrowed funds
Short-term borrowings	835,973	0.17%	686,148	0.17%	598,442	0.19%	768,275	0.17%	609,425	0.20%
Long-term debt	60,355	3.00%	59,842	3.52%	69,264	3.53%	60,188	3.34%	72,691	3.54%
Total borrowed funds	896,328	0.36%	745,990	0.44%	667,706	0.54%	828,463	0.40%	682,116	0.56%
Total interest-bearing liabilities	4,937,583	0.40%	4,578,285	0.39%	4,322,017	0.35%	4,685,973	0.39%	4,425,837	0.39%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,179,207		1,110,697		1,072,259		1,129,107		1,061,850
Other liabilities	74,764		68,661		106,288		74,699		108,164
Shareholders' equity	745,729		696,609		693,158		709,115		701,884
Total liabilities & shareholders' equity	$6,937,283		$6,454,252		$6,193,722		$6,598,894		$6,297,735

Net interest income (1)	$58,363		$54,304		$55,772		$167,486		$172,516
Net interest spread (1)		3.58%		3.62%		3.82%		3.64%		3.90%
Net interest margin (1)		3.66%		3.70%		3.91%		3.73%		3.99%

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance			Year-to-Date Income Variance
	Rate	Volume	Total	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$(470)	$440	$(30)	$670	$1,643	$2,313	$4,738	$2,162	$6,900
Interest-bearing deposits with other banks	(1)	20	19	(1)	27	26	6	27	33
Gross loans (2)	(237)	4,912	4,675	(2,792)	4,313	1,521	(14,980)	3,792	(11,188)
Total earning assets	(708)	5,372	4,664	(2,123)	5,983	3,860	(10,236)	5,981	(4,255)

Interest-bearing liabilities
Total interest-bearing deposits	$350	$262	$612	$958	$404	$1,362	$811	$329	$1,140
Borrowed funds
Short-term borrowings	(5)	67	62	(33)	101	68	(147)	202	55
Long-term debt	(78)	9	(69)	(94)	(67)	(161)	(107)	(313)	(420)
Total borrowed funds	(83)	76	(7)	(127)	34	(93)	(254)	(111)	(365)
Total interest-bearing liabilities	267	338	605	831	438	1,269	557	218	775
Net interest income (1)	$(975)	$5,034	$4,059	$(2,954)	$5,545	$2,591	$(10,793)	$5,763	$(5,030)

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(excluding covered assets)
(Dollars in thousands)
(Unaudited)
						Nine months ended,
	Sep. 30,	Jun. 30,	Mar 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
	2014	2014	2014	2013	2013	2014	2013

ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$42,027	$43,023	$43,829	$45,514	$47,047	$43,829	$47,777
Provision for uncovered loan and lease losses	1,093	29	1,159	1,851	1,413	2,281	6,863
Gross charge-offs
Commercial	83	571	656	293	1,482	1,310	3,122
Real estate - construction	0	0	0	1	0	0	0
Real estate - commercial	702	699	543	3,113	2,174	1,944	5,213
Real estate - residential	161	283	257	218	249	701	798
Installment	63	14	128	39	99	205	296
Home equity	469	383	544	706	411	1,396	1,703
Other	338	237	296	398	696	871	1,383
Total gross charge-offs	1,816	2,187	2,424	4,768	5,111	6,427	12,515
Recoveries
Commercial	566	580	39	194	92	1,185	478
Real estate - construction	0	0	0	46	490	0	626
Real estate - commercial	323	334	114	634	1,264	771	1,360
Real estate - residential	34	100	27	96	98	161	107
Installment	46	50	77	66	57	173	244
Home equity	46	37	103	136	95	186	372
Other	135	61	99	60	69	295	202
Total recoveries	1,150	1,162	459	1,232	2,165	2,771	3,389
Total net charge-offs	666	1,025	1,965	3,536	2,946	3,656	9,126
Ending allowance for uncovered loan and lease losses	$42,454	$42,027	$43,023	$43,829	$45,514	$42,454	$45,514

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial	(0.16)%	0.00%	0.24%	0.04%	0.59%	0.01%	0.39%
Real estate - construction	0.00%	0.00%	0.00%	(0.23)%	(2.09)%	0.00%	(0.94)%
Real estate - commercial	0.09%	0.10%	0.12%	0.66%	0.24%	0.10%	0.36%
Real estate - residential	0.13%	0.20%	0.26%	0.14%	0.17%	0.19%	0.28%
Installment	0.15%	(0.33)%	0.45%	(0.22)%	0.33%	0.09%	0.13%
Home equity	0.42%	0.37%	0.48%	0.60%	0.34%	0.42%	0.48%
Other	0.72%	0.61%	0.70%	1.20%	2.27%	0.67%	1.63%
Total net charge-offs	0.07%	0.11%	0.23%	0.41%	0.34%	0.13%	0.37%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans (1)
Commercial	$6,486	$7,077	$7,097	$7,934	$8,554	$6,486	$8,554
Real estate - construction	223	223	223	223	1,099	223	1,099
Real estate - commercial	25,262	15,288	16,758	17,286	35,549	25,262	35,549
Real estate - residential	6,696	6,806	8,157	8,606	9,346	6,696	9,346
Installment	398	459	399	574	421	398	421
Home equity	2,581	2,565	2,700	2,982	2,871	2,581	2,871
Lease financing	0	0	0	0	86	0	86
Nonaccrual loans	41,646	32,418	35,334	37,605	57,926	41,646	57,926
Accruing troubled debt restructurings (TDRs)	13,369	12,607	13,400	15,094	16,278	13,369	16,278
Total nonperforming loans	55,015	45,025	48,734	52,699	74,204	55,015	74,204
Other real estate owned (OREO)	11,316	13,370	12,743	19,806	11,804	11,316	11,804
Total nonperforming assets	66,331	58,395	61,477	72,505	86,008	66,331	86,008
Accruing loans past due 90 days or more	249	256	208	218	265	249	265
Total underperforming assets	$66,580	$58,651	$61,685	$72,723	$86,273	$66,580	$86,273
Total classified assets	$105,914	$103,799	$103,471	$110,509	$120,423	$105,914	120,423

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance for loan and lease losses to
Nonaccrual loans	101.94%	129.64%	121.76%	116.55%	78.57%	101.94%	78.57%
Nonperforming loans	77.17%	93.34%	88.28%	83.17%	61.34%	77.17%	61.34%
Total ending loans	0.95%	1.15%	1.19%	1.25%	1.33%	0.95%	1.33%
Nonperforming loans to total loans	1.24%	1.23%	1.35%	1.50%	2.16%	1.24%	2.16%
Nonperforming assets to
Ending loans, plus OREO	1.49%	1.59%	1.70%	2.06%	2.50%	1.49%	2.50%
Total assets	0.90%	0.89%	0.95%	1.13%	1.38%	0.90%	1.38%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	1.19%	1.25%	1.33%	1.63%	2.03%	1.19%	2.03%
Total assets	0.72%	0.70%	0.74%	0.89%	1.12%	0.72%	1.12%

(1) Nonaccrual loans include nonaccrual TDRs of $13.2 million, $11.0 million, $14.6 million, $13.0 million, and $13.0 million, as of September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013, and September 30, 2013, respectively.

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)
						Nine months ended,
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
	2014	2014	2014	2013	2013	2014	2013
PER COMMON SHARE
Market Price
High	$17.66	$18.43	$18.20	$17.59	$16.47	$18.43	$16.47
Low	$15.83	$15.51	$15.98	$14.56	$14.89	$15.51	$14.46
Close	$15.83	$17.21	$17.98	$17.43	$15.17	$15.83	$15.17

Average shares outstanding - basic	59,403,109	57,201,494	57,091,604	57,152,425	57,201,390	57,907,203	57,309,934
Average shares outstanding - diluted	60,112,932	57,951,636	57,828,179	57,863,433	58,012,588	58,639,394	58,143,372
Ending shares outstanding	61,368,473	57,718,317	57,709,937	57,533,046	57,702,444	61,368,473	57,702,444

REGULATORY CAPITAL	Preliminary					Preliminary
Tier 1 Capital	$662,608	$640,237	$631,099	$624,850	$631,846	$662,608	$631,846
Tier 1 Ratio	12.74%	14.34%	14.42%	14.61%	15.26%	12.74%	15.26%
Total Capital	$717,823	$696,014	$685,926	$679,074	$684,363	$717,823	$684,363
Total Capital Ratio	13.80%	15.59%	15.67%	15.88%	16.53%	13.80%	16.53%
Total Capital in excess of minimum
requirement	$301,653	$338,848	$335,806	$336,982	$353,118	$301,653	$353,118
Total Risk-Weighted Assets	$5,202,123	$4,464,578	$4,376,505	$4,276,152	$4,140,561	$5,202,123	$4,140,561
Leverage Ratio	9.70%	9.99%	9.94%	10.11%	10.29%	9.70%	10.29%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	10.52%	10.78%	10.64%	10.63%	11.07%	10.52%	11.07%
Ending tangible shareholders' equity to ending tangible assets	8.71%	9.39%	9.23%	9.20%	9.60%	8.71%	9.60%
Average shareholders' equity to average assets	10.75%	10.79%	10.69%	11.23%	11.19%	10.75%	11.15%
Average tangible shareholders' equity to average tangible assets	8.83%	9.38%	9.27%	9.77%	9.71%	8.73%	9.69%

REPURCHASE PROGRAM (1)
Shares repurchased	0	0	40,255	209,745	0	40,255	540,400
Average share repurchase price	N/A	N/A	$17.32	$16.39	N/A	$17.32	$15.43
Total cost of shares repurchased	N/A	N/A	$697	$3,438	N/A	$697	$8,339

(1) Represents share repurchases as part of publicly announced plans.
N/A=Not applicable

SUPPLEMENTAL INFORMATION ON COVERED ASSETS

ACCELERATED DISCOUNT ON LOAN PREPAYMENTS AND DISPOSITIONS
During the third quarter, First Financial recognized approximately $0.8 million in accelerated discount on covered loans, net of the related adjustment on the FDIC indemnification asset. Accelerated discount is recognized when covered loans, which are recorded on the Company’s balance sheet at an amount less than the unpaid principal balance, prepay at an amount greater than their recorded book value. Prepayments can occur through either customer payments before the maturity date or loan sales. The amount of discount recognized is generally offset by a related reduction in the FDIC indemnification asset.

NET INTEREST MARGIN IMPACT
Net interest margin is affected by certain activity related to the covered loan portfolio. The majority of these loans are accounted for under FASB ASC Topic 310-30 and, as such, the Company is required to periodically update its forecast of expected cash flows from these loans. Impairment, as a result of a decrease in expected cash flows, is recognized as provision expense in the period it is measured and has no impact on net interest margin. Improvements in expected cash flows, in excess of any prior impairment, are recognized on a prospective basis through an upward adjustment to the yield earned on the portfolio. Impairment and improvement are both partially offset by the impact of changes in the value of the FDIC indemnification asset. Impairment is partially offset by an increase to the FDIC indemnification asset as a result of FDIC loss sharing income. Improvement, which is reflected as a higher yield, is partially offset by a lower yield earned on the FDIC indemnification asset until the next periodic valuation of the loans and the indemnification asset. The weighted average yield of the acquired loan portfolio may also be subject to change as loans with higher yields pay down more quickly or slowly than loans with lower yields.

The following table shows the estimated yield earned by the Company on its covered and uncovered loan portfolios and the FDIC indemnification asset for the three months ended September 30, 2014.

Table VII
	For the Three Months Ended September 30, 2014
	Average
(Dollars in thousands)	Balance	Yield

Loans, excluding covered loans [1]	$4,052,697	4.35%
Covered loan portfolio accounted for under ASC Topic 310-30 [2]	298,884	10.14%
Covered loan portfolio accounted for under ASC Topic 310-20 [3]	52,010	12.83%
FDIC indemnification asset [2]	28,050	(21.00)%
Total	$4,431,641	4.68%

Yield earned on total covered loans		10.54%
Yield earned on total covered loans and FDIC indemnification asset		8.21%

[1] Includes loans with loss share coverage removed
[2] Future yield adjustments subject to change based on required, periodic valuation procedures
[3] Includes loans with revolving privileges which are scoped out of ASC Topic 310-30 and certain loans which the
Company elected to treat under the cost recovery method of accounting

COVERED ASSETS
The following table presents the covered loan portfolio as of September 30, 2014, June 30, 2014 and September 30, 2013.

Table VIII
	As of
	September 30, 2014		June 30, 2014		September 30, 2013
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total
Commercial	$23,744	7.1%	$27,488	7.5%	$52,276	10.1%
Real estate - construction	1,748	0.5%	2,021	0.6%	8,692	1.7%
Real estate - commercial	183,912	55.4%	208,338	57.0%	312,798	60.3%
Real estate - residential	72,315	21.8%	74,960	20.5%	84,418	16.3%
Installment	3,570	1.1%	4,415	1.2%	6,135	1.2%
Home equity	44,859	13.5%	46,100	12.6%	51,692	10.0%
Other	2,117	0.6%	2,281	0.6%	2,513	0.5%
Total	$332,265	100.0%	$365,603	100.0%	$518,524	100.0%

As of September 30, 2014, 6.9% of the Company’s total loans were covered loans. During the third quarter, the total balance of covered loans decreased $33.3 million, or 9.1%, compared to the prior quarter. Included in the decrease in covered loan balances during the third quarter was a $16.4 million, or 25.0%, decline in the balance of covered loans classified as likely to exit resulting from the continued successful execution of resolution strategies.

Covered OREO decreased $8.3 million, or 42.5%, during the third quarter to $11.2 million as of September 30, 2014, as additions of $0.1 million were offset by resolutions and valuation adjustments of $8.4 million. The Company recognized a $1.4 million net gain on sales of covered OREO during the quarter, which was offset by a corresponding decrease in FDIC loss sharing income of approximately 80% of the net gain recognized.

As required under the loss sharing agreements, First Financial must file quarterly certifications with the FDIC on all covered loans. The payment of claims is subject to the FDIC’s review for compliance with the loss sharing agreements and to date, all certifications have been filed in a timely manner and without significant issues.

ALLOWANCE FOR LOAN AND LEASE LOSSES - COVERED
Under the applicable accounting guidance, the allowance for loan losses related to covered loans is a result of impairment identified in ongoing valuation procedures and is generally recognized in the current period as provision expense. However, if improvement is noted in a loan pool that had previously experienced impairment, the amount of improvement is recognized as a reduction to the applicable period’s provision expense. Additional improvement beyond previously recorded impairment is reflected as a yield adjustment on a prospective basis. The timing inherent in this accounting treatment may result in earnings volatility in future periods.

The following table presents activity in the allowance for loan losses related to covered loans for the three months ended September 30, 2014 and for the trailing three quarters.

Table IX

	As of or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2014	2014	2014	2013
Balance at beginning of period	$12,425	$10,573	$18,901	$23,259
Provision for loan and lease losses - covered	(200)	(413)	(2,192)	(5,857)
Total gross charge-offs	(3,053)	(3,485)	(7,240)	(3,850)
Total recoveries	2,363	5,750	1,104	5,349
Total net (charge-offs) / recoveries	(690)	2,265	(6,136)	1,499
Ending allowance for loan and lease losses - covered	$11,535	$12,425	$10,573	$18,901

As a percentage of total covered loans, the allowance for loan losses totaled 3.47% as of September 30, 2014 compared to 3.40% as of June 30, 2014.

Net charge offs on covered loans during the third quarter were $0.7 million compared to net recoveries of $2.3 million for the second quarter 2014. During the third quarter, the Company recognized negative provision expense related to covered loans of $0.2 million compared to negative provision expense of $0.4 million for the linked quarter. The difference between provision expense and net charge-offs / recoveries primarily relates to the quarterly re-estimation of cash flow expectations required under FASB ASC Topic 310-30.

In addition to negative covered provision expense, the Company also incurred $1.0 million of loss sharing expense and realized $1.4 million of net gains on dispositions of covered OREO during the third quarter. Loss sharing expense consists primarily of credit and collection-related expenses. The related offset to covered provision expense, loss sharing expenses and net gains on covered OREO for reimbursements due to the FDIC under loss sharing agreements was recorded as negative FDIC loss sharing income of $0.2 million for the quarter.